UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of common stock	CEROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on February 14, 2024, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) and an institutional investor (the “Investor”) entered into a common stock purchase agreement (“Prior Purchase Agreement”) pursuant to which, upon the terms and subject to the conditions and limitations set forth in such Prior Purchase Agreement, the Company may issue and sell to the Investor up to an aggregate of $25,000,000.00 of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”). As of the date of the Purchase Agreement, the Company has issued and sold 23,377,921 shares of Common Stock for aggregate proceeds of $4.41 million pursuant to the Prior Purchase Agreement. Accordingly, in order to enable the Company to issue and sell and the Investor to purchase from the Company, an aggregate of $25,000,000 of the Company’s outstanding shares of Common Stock, the Company and the Investor have entered into the Purchase Agreement.

On November 8, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Investor, pursuant to which the Company may issue and sell to the Investor, from time to time as provided in the Purchase Agreement, and the Investor shall purchase from the Company up to $20,589,384.23 of the Company’s outstanding shares of Common Stock, subject to the satisfaction of the conditions in the Purchase Agreement. Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

As the Purchase Agreement constitutes a continuation of the equity line program commenced under the Prior Purchase Agreement, the Commitment Shares issued to the Investor pursuant to the Prior Purchase Agreement shall satisfy in full the Company’s obligation to deliver any additional shares of Common Stock to the Investor as consideration for entering into the Purchase Agreement.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.01, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery of a Fixed Purchase Notice, to purchase a Fixed Purchase Share Amount, not to exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date in accordance with the Purchase Agreement; provided, however, that the Investor’s committed obligation under any single Fixed Purchase shall not exceed the lower of 10,000 shares of Common Stock or $100,000 (provided that all shares of Common Stock in respect of all prior Fixed Purchases, VWAP Purchases and Additional VWAP Purchases shall have been delivered to the Investor).

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.01 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases on such VWAP Purchase Date, collectively.

At any time from and after the Commencement Date, in addition to the Fixed Purchases and VWAP Purchases described above, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Additional VWAP Purchase Notice, to purchase the applicable Additional VWAP Purchase Share Amount, not to exceed the applicable Additional VWAP Purchase Maximum Amount, at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date in accordance with the Purchase Agreement (each such purchase, an “Additional VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases on the applicable Additional VWAP Purchase Date, which Additional VWAP Purchase Date shall be the same Trading Day as the applicable VWAP Purchase Date for such VWAP Purchase, shall not exceed $10,000,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively.

In no event shall the Company issue or sell to the Investor, any shares of Common Stock under the Purchase Agreement, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock.

Pursuant to the Purchase Agreement, the Company agreed to use 25% of the net proceeds of any sales of Common Stock thereunder to offer to redeem outstanding shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), at a price of 125% of the stated value thereof. The Company shall set aside such portion of the net proceeds from each day’s sales and conduct monthly redemption offers, which may be accepted or rejected at the option of each holder of shares of Series C Preferred Stock.

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide the Investor with customary registration rights related to the shares issued under the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 11, 2024, the Company held a special meeting with its stockholders (the “Special Meeting”) at 12:00 p.m. Eastern Time for the purposes of considering and voting upon the proposals below. As of the record date of October 2, 2024, there were a total of 147,542,572 shares of the Company’s Common Stock, issued and outstanding and entitled to vote at the Special Meeting. There were 105,763,473 shares of Common Stock present at the Special Meeting in person or represented by proxy, or approximately 71.68% of the shares issued and outstanding and entitled to vote at the Special Meeting, representing a quorum. Capitalized terms used, but not defined herein, shall have the meaning set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 18, 2024.

Proposal 1.	To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s Common Stock into a lesser number of outstanding shares, by a ratio of not less than one-for-twenty-five and not more than one-for-one-hundred and fifty, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion.

FOR	ABSTAIN	AGAINST
101,833,014	23,009	3,907,450

Proposal 2.	To approve, subject to certain conditions, the issuance of shares of Common Stock in accordance with Nasdaq Listing Rule 5635, upon (i) the conversion of the Company’s Series C Preferred Stock and (ii) the exercise of warrants to purchase Common Stock issued in a private placement in September 2024.

FOR	ABSTAIN	AGAINST
95,321,307	88,099	2,026,770

Proposal 3.	To approve the CERo Therapeutics Holdings, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock available for issuance under the Plan and the number of shares that may be issued pursuant to incentive stock options by an additional 20,845,391 shares.

FOR	ABSTAIN	AGAINST
86,692,755	13,440	10,729,981

Proposal 4 was not presented to the stockholders because the foregoing resolutions were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Common Stock Purchase Agreement, by and between CERo Therapeutics Holdings, Inc., and an institutional investor, dated as of November 8, 2024
10.2*	Registration Rights Agreement, by and between CERo Therapeutics Holdings, Inc., and an institutional investor, dated as of November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERO THERAPEUTICS HOLDINGS, INC.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Interim Chief Executive Officer

Dated: November 12, 2024

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